EXHIBIT 2.2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made as of November 13, 2025 (this “Amendment”), by and among PEDEVCO Corp., a Texas corporation (“Parent”), NP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“First Merger Sub”), COG Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, North Peak Oil & Gas Holdings, LLC, a Delaware limited partnership (“North Peak”).

WHEREAS, Parent, the Merger Subs, the Acquired Companies and North Peak are parties to that certain Agreement and Plan of Merger, dated as of October 31, 2025 (the “Agreement”); and

WHEREAS, Parent, the Merger Subs, the Acquired Companies and North Peak desire to amend certain terms of the Agreement to the extent provided herein.

NOW, THEREFORE, in consideration of foregoing and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1. Amendment to Section 6.7(a). Section 6.7(a) of the Agreement is hereby deleted and replaced in its entirety with the following language:

“As promptly as reasonably practicable after the execution and delivery of this Agreement, Parent shall prepare and cause to be filed with the SEC, in a form mutually acceptable to the Parties, the Information Statement. The Information Statement shall contain the notice of action by written consent required by Section 6.202 and Section 6.203 of the TBOC. Parent shall ensure that the Information Statement includes the opinion of its financial advisor referred to in Section 5.28.”

2. Other Terms.

a. Interpretation; Effectiveness. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Section 1 of this Amendment. The provisions of the Agreement that have not been amended hereby shall be unchanged and shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. The amendments set forth in herein shall be effective immediately on the date hereof.

b. Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise expressly stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall, unless otherwise expressly stated, be deemed to be a reference to the Agreement as amended by this Amendment.

c. Miscellaneous. The provisions of Sections 7.3 (Counterparts), 7.6 (Entire Understanding; No Third-party Beneficiaries), 7.7 (Severability), 7.8 (Governing Law; Venue; Waiver of Jury Trial), 7.9 (No Recourse), 7.10 (Affiliate Liability), and 7.11 (Specific Performance) of the Agreement are incorporated herein by reference and form part of this Amendment as if set forth herein, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.

NPOG

NORTH PEAK OIL & GAS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

COG

CENTURY OIL AND GAS SUB-HOLDINGS, LLC

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

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PARENT
PEDEVCO CORP.

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

FIRST MERGER SUB
NP MERGER SUB, LLC

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President

SECOND MERGER SUB
COG MERGER SUB, LLC

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

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MEMBERS’ REPRESENTATIVE

NORTH PEAK OIL & GAS HOLDINGS, LLC, solely for purposes of Section Error! Reference source not found., Section Error! Reference source not found., Section Error! Reference source not found. and Section Error! Reference source not found. herein

By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

[SIGNATURE PAGE TO FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER]

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